EXHIBIT 12

ALICO, INC.

Computation of Ratios:

2003

Current Assets $90,204
Current Liabilities 10,722

90,204 divided by 10,722 = 8.41:1

2002

Current Assets $66,267
Current Liabilities 9,543

66,267 divided by 9,543 = 6.94:1